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                                                                   Exhibit 99.08

                   STOCK AND OPTION VESTING WAIVER AGREEMENT


     This Stock and Option Vesting Waiver Agreement (this "Agreement") is made and entered into as of August 22, 2002 by and between the undersigned ("Employee") and NetScreen Technologies, Inc., a Delaware Corporation ("Acquirer"). This Agreement shall be effective as of the closing of the Merger (as defined below).

                                    RECITALS

     Whereas, Employee is a party to that certain Stock Option Agreement dated January 24, 2001 and July 5, 2001 by and between OneSecure, Inc., a Delaware corporation (the "Company"), and Employee (the "Option Agreement"), and that certain Addendum to Stock Option Agreement dated January 24, 2001 and July 5, 2001 by and between the Company and Employee (the "Addendum" and together with the Option Agreement, the "Complete Option Agreement").

     Whereas, Employee is a party to that certain Restricted Common Stock Purchase Agreement dated February 18, 2000 by and between the Company and Employee (the "Purchase Agreement").

     Whereas, in connection with that certain Agreement and Plan of Merger dated August 22, 2002 (the "Merger Agreement") by and among the Company, Acquirer and Tango Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Acquirer ("Merger Sub"), Employee hereby acknowledges and agrees that, effective upon the effective time of the merger of Merger Sub with the Company (the "Merger"), Employee shall commence employment with Acquirer in accordance with that certain letter agreement dated August 22, 2002 by and between Employee and Acquirer (the "Offer Letter").

     Now, Therefore, in consideration of the foregoing and the mutual promises, covenants and conditions conatined herein, the parties hereby agree as follows:

     1    Acknowledgemens by Employee.

          (a) Employee hereby acknowledges and agrees that the commencement of Employee's employment with Acquirer, in the position and on the terms set forth in the Offer Letter, shall not constitute an Involuntary Termination (as defined in the Addendum), and Employee hereby waives any rights to accelerated vesting pursuant to the provisions of Section 1 of the Addendum in connection with the Merger or in connection with Employee's employment with Acquirer pursuant to the terms of the Offer Letter.

          (b) Employee hereby acknowledges that, subject to the provisions of the Merger Agreement, Acquirer is assuming all of Employee's options to purchase shares of the Company's common stock and none of such options shall automatically vest as a result of the Merger and assumption of Employee's options.

          (c)    Employee hereby acknowledges and agrees that, notwithstanding
Section 5.6 of the Purchase Agreement, the commencement of Employee's employment with Acquirer, in the position and on the terms set forth in the Offer Letter, shall not constitute a basis for






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Employee to leave either the Company or Acquirer, as the case may be, for Good
Reason (as defined in the Purchase agreement), and Employee hereby waives any lapsing of Company's or Acquirer's right to repurchase pursuant to the provisions of Section 5 of the Purchase Agreement in connection with the Merger or in connection with Employee's employment with Acquirer pursuant to the terms of the Offer Letter.

         (d) Employee hereby acknowledges that, notwithstanding Section 5.6 of the Purchase Agreement, neither the Merger nor the conversion of Employee's shares of Company common stock acquired pursuant to the Purchase Agreement into shares of Acquirer common stock (and potentially cash) shall cause the Repurchase Right (as defined in the Purchase Agreement) to terminate.

         (e) The acknowledgements made and given by Employee in this Section 1 are made and given with respect only to the transactions contemplated by the Merger Agreement and nor with respect to any other asset purchase, stock purchase, merger, consolidation on similar transaction involving the Company to which Employee's rights under the Complete Option Agreement, the Company's 2000 Stock Option/Stock Issuance Plan or the Purchase Agreement would apply.

     2.  Acknowledgements by Acquirer.

         (a) Notwithstanding the provisions of Section 1, Acquirer hereby acknowledges and agrees that, upon Employee's Involuntary Termination within three months following the closing of the Merger, Employee's options under the Complete Option Agreement shall vest in full to an accelerated basis; provided, however, that employee's options shall remain exercisable only until the earlier of (a) the Expiration Date (as defined in the Option Agreement) and (ii) the expiration of the six-month period measured from the date of the Involuntary Termination.

         (b) For purposes of Section 2(a), an Involuntary Termination shall have the meaning given to such term in the Addendum; provided, however, that (i) the term "Corporation" shall mean NetScreen Technologies, Inc., a Delaware corporation, its successors and assigns and (ii) any change in Employee's position which materially reduces Employee's duties and responsibilities or level of management to which Employee reports, any reduction in Employee's level of compensation or any relocation of Employee's place of employment, in each case without Employer's consent, shall be measured against Employee's position, compensation and location immediately following the closing of the Merger rather than Employee's employment with the Company prior to the closing of the Merger.

         (c) Notwithstanding the provisions of Section 1, Acquirer hereby acknowledges and agrees that, upon Employees's termination without Cause or departure from Acquirer for Good Reason within three months following the closing of the Merger, Company's and Acquirer's right of repurchase under the Purchase Agreement shall lapse with respect to all Unvested Shares (as defined in the Purchase Agreement).

         (d) For Purposes of Section 2(c), (i) "Cause" shall have the meaning given to such term in Section 5.6 of the Purchase Agreement and the term "Company" shall mean

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NetScreen Technologies, Inc., a Delaware corporation, its successors and assigns and (ii) "Good Reason" shall mean Employee's resignation or departure by reason of a material adverse diminution in Employee's title, responsibilities, duties or base salary as measured against Employees's title, responsibilities, duties and base salary immediately following the closing of the Merger rather than Employee's employment with the Company prior to the closing of the Merger.

         3.      Miscellaneous

                 (a) Entire Agreement. This Acknowledgement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Acknowledgement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

                 (b) Construction of Agreement. This Acknowledgement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party.

                 (c) Governing Law. The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Acknowledgement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

                 (d) Severability. If any provision of this Acknowledgement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, then the remainder of this Acknowledgement and the application of such provision to other persons or entities or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

                 (e) Amendment and Waivers. Any term or provision of this Acknowledgement may be amended, and the observance of any term of this Acknowledgement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound thereby.

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         This Acknowledgement by Employee may be executed in counterparts, each of which will constitute an original and all of which together will constitute one agreement.

EMPLOYEE:

By: /s/ Nir Zuk
    ----------------------------------------
Print Name: Nir Zuk

AGREED AND ACCEPTED:

NETSCREEN TECHNOLOGIES, INC.

By: /s/ Robert D. Thomas
   -----------------------------------------
Name: Robert D. Thomas
     ---------------------------------------
Title: President and Chief Executive Officer
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         [Signature Page to Stock and Option Vesting Waiver Agreement]